Exhibit 4.5

Execution Version

REGISTRATION RIGHTS JOINDER AGREEMENT

JANUARY 26, 2015

WHEREAS, Medtronic, Inc., a Minnesota corporation (the “Company”) and the Representatives of the several Initial Purchasers named therein (the “Representatives”) heretofore executed and delivered a Purchase Agreement, dated December 1, 2014 (the “Purchase Agreement”), providing for the issuance and sale of the Securities; and

WHEREAS, in connection with the Purchase Agreement, the Company and the Representatives heretofore executed and delivered a Registration Rights Agreement, dated December 10, 2014 (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Commission registering an exchange offer for the Securities and/or the resale of the Securities under the Securities Act; and

WHEREAS, neither Medtronic public limited company, an Irish public limited company (“New Medtronic”), nor Medtronic Global Holdings, S.C.A., a Luxembourg corporate partnership limited by shares (société en commandite par actions) (“Medtronic Luxco”) was originally a party thereto, but each has agreed to join in the Registration Rights Agreement (the “Registration Rights Agreement”).

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement and the Registration Rights Agreement.

NOW, THEREFORE, each of New Medtronic and Medtronic Luxco hereby agrees for the benefit of the Representatives, as follows:

1. Joinder. Each of the undersigned hereby acknowledges that it has received and reviewed a copy of the Registration Rights Agreement and all other documents it deems fit in order to enter into this Registration Rights Joinder Agreement (the “Registration Rights Joinder Agreement”), and acknowledges and agrees unconditionally and irrevocably (i) to join and become a party to the Registration Rights Agreement as indicated by its signature below as of the date hereof and shall have the same rights and obligations thereunder as if it had been an original signatory to the Registration Rights Agreement; (ii) to be bound by all representations, warranties, agreements and obligations attributable to a Guarantor in the Registration Rights Agreement as if made by, and with respect to, such undersigned in accordance with the terms of the Registration Rights Agreement as of the date hereof; and (iii) to perform all obligations and duties required of a Guarantor pursuant to the Registration Rights Agreement.

2. Representations and Warranties and Agreements of each Guarantor. Each of the undersigned hereby represents and warrants to and agrees with the Representatives that it has all requisite corporate power and authority to execute, deliver and perform its obligations under this Registration Rights Joinder Agreement and it has duly and validly taken all necessary action for the consummation of the transactions contemplated hereby and by the Registration Rights Agreement and that it has duly authorized, executed and delivered this Registration Rights Joinder Agreement and it is a valid and legally binding agreement enforceable against such undersigned in accordance with its terms.

3. Counterparts. This Registration Rights Joinder Agreement may be signed in one or more counterparts (which may be delivered in original form or a facsimile or “pdf” file thereof), each of which shall constitute an original when so executed and all of which together shall constitute one and the same agreement.

4. Amendments. No amendment or waiver of any provision of this Registration Rights Joinder Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties thereto.

5. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

6. Severability of Provisions. If any term or other provision of this Registration Rights Joinder Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other provisions of this Registration Rights Joinder Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the agreements contained herein is not affected in any manner adverse to any party. Upon such determination that any term or provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Registration Rights Joinder Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the agreements contained herein may be performed as originally contemplated to the fullest extent possible.

7. Applicable Law. This Registration Rights Joinder Agreement and any claim, controversy or dispute arising under or related to this Registration Rights Joinder Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

8. Submission to Jurisdiction. Each of New Medtronic and Medtronic Luxco hereby submits to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Registration Rights Joinder Agreement or the transactions contemplated hereby. Each of New Medtronic and Medtronic Luxco waives any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of New Medtronic and Medtronic Luxco agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon it and may be enforced in any court to the jurisdiction of which it is subject by a suit upon such judgment. New Medtronic irrevocably designates and appoints C T Corporation System, having an office on the date hereof at 111 Eighth Avenue, New York, New York, and Medtronic Luxco irrevocably designates and appoints C T Corporation System, having an office on the date hereof at 111 Eighth Avenue, New York, New York, as its respective authorized agent upon which process may be served in any such suit or proceeding (each, an “Authorized Agent”). Each of New Medtronic and Medtronic Luxco agrees that service of process upon such Authorized Agent, and written notice of such service to it at the address set forth below, shall be deemed in every respect effective service of process upon New Medtronic or Medtronic Luxco, as applicable, in any such suit or proceeding.

New Medtronic:

Medtronic plc

20 Lower Hatch Street

Dublin 2, Ireland

Attention: General Counsel

with a copy (which shall not constitute notice to New Medtronic) to:

Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, Minnesota 55432-5604

Attention: Treasury Department, Mail Stop LC480

Facsimile: (763) 505-2700

E-mail: rs.corporatetreasury@medtronic.com

Medtronic Luxco:

Medtronic Global Holdings, S.C.A.

1, rue du Potager

L-2347, Luxembourg, Grand Duchy of Luxembourg

Attention: General Partner

Facsimile: +352 24 611714

with a copy (which shall not constitute notice to Medtronic Luxco) to:

Medtronic, Inc.

710 Medtronic Parkway

Minneapolis, Minnesota 55432-5604

Attention: Treasury Department, Mail Stop LC480

Facsimile: (763) 505-2700

E-mail: rs.corporatetreasury@medtronic.com

Each of New Medtronic or Medtronic Luxco hereby represents and warrants that such Authorized Agent has accepted such appointment and has agreed to act as such authorized agent (or another such agent satisfactory to the Representatives) for service of process.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Joinder Agreement as of the date first written above.

MEDTRONIC PLC

By:	/s/ Gary L. Ellis
Name: Gary L. Ellis
Title: Lawfully appointed attorney

MEDTRONIC GLOBAL HOLDINGS S.C.A.

a Luxembourg corporate partnership limited by shares (société en commandite par actions) represented by

Medtronic Global Holdings GP S.à r.l.

Its General Partner, in turn acting by

By:	/s/ Andrej Grossmann
Name: Andrej Grossmann
Title: Class A Manager

AND

By:	/s/ Linda Harty
Name: Linda Harty
Title: Class B Manager

The foregoing Registration Rights Joinder Agreement is hereby confirmed and accepted by the Initial Purchasers as of the date first written above.

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

DEUTSCHE BANK SECURITIES INC.

J.P. MORGAN SECURITIES LLC

For themselves and on behalf of the several Initial Purchasers listed in Schedule 1 hereto.

By: MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By	/s/ Douglas Muller
Authorized Signatory

By: DEUTSCHE BANK SECURITIES INC.

By	/s/ John Han
Authorized Signatory

By	/s/ Anguel Zaprianov
Authorized Signatory

By: J.P. MORGAN SECURITIES LLC

By	/s/ Robert Bottamedi
Authorized Signatory

[Registration Rights Joinder Agreement Signature Page]